UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2015

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Berry Plastics Group, Inc. (the “Company”) amended and restated the Berry Plastics Group, Inc. Executive Bonus Plan (the “Bonus Plan”), effective as of September 27, 2015, as a sub-plan of the Berry Plastics Group, Inc. Long-Term Incentive Plan.   The terms of the Bonus Plan, as amended, are intended to comply with the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent applicable.    Beginning with the current fiscal year, grants of bonus awards to the executives of the Company will be made by the Compensation Committee under the amended and restated Bonus Plan.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number                                Description
10.1	Berry Plastics Group, Inc. Executive Bonus Plan, amended and restated December 22, 2015, effective as of September 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

	By:	/s/Jason K. Greene
Dated: December 28, 2015		Jason K. Greene
Executive Vice President and General Counsel

Exhibit Index

Exhibit
Number                                Description

10.1	Berry Plastics Group, Inc. Executive Bonus Plan, amended and restated December 22, 2015, effective as of September 27, 2015.